Exhibit (h)(vi) under Form N-1A
                                                 Exhibit (10) under 601/Reg. S-K


                             AMENDMENT NUMBER 1 TO
                     AGREEMENT FOR ADMINISTRATIVE SERVICES
                                    BETWEEN
                    FEDERATED ADMINISTRATIVE SERVICES, INC.
                                      AND
                         FEDERATED CORE TRUST II, L.P.

      This Amendment Number 1 (the "Amendment") to the Agreement for Administrative Services, dated March 1, 2005("AGREEMENT") between Federated Core Trust II, L.P. (the "Investment Company") on behalf of its portfolio Emerging Markets Fixed Income Core Fund (the "Fund") and Federated Administrative Services, Inc. ("Company") is made and entered into as of the 1st day of September, 2006. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

      WHEREAS, the Investment Company has entered into the Agreement with the Company; and

      WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Agreement.  The Agreement is hereby amended by deleting
   Article 5 in its entirety and replacing it with the following:

      "ARTICLE 5.  COMPENSATION.

      The Company shall not charge a fee for its services to the Funds rendered hereunder."

   2. The Amendments set forth herein shall become effective as to the Fund as of the date of iniital investment by a portfolio of Federated Managed Pool Series in the Fund.

   3. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.




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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                          FEDERATED CORE TRUST II, L.P., ON BEHALF OF
                          ITS PORTFOLIO, EMERGING MARKETS FIXED INCOME CORE
                          FUND

                          By:  /s/ J. Christopher Donahue
                          Name:  J. Christopher Donahue
                          Title:  President

                          FEDERATED ADMINISTRATIVE SERVICES, INC.

                          By:  /s/ Theodore W. Zierden, III
                          Name:  Theodore W. Zierden, III
                          Title:  President










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